As filed with the Securities and Exchange Commission on January 8, 2019

File Number 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

------------

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Amyris, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

55-0856151

(IRS Employer Identification Number)

5885 Hollis Street, Suite 100

Emeryville, CA  94608

(510) 450-0761

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John G. Melo

President and Chief Executive Officer

5885 Hollis Street, Suite 100

Emeryville, CA  94608

(510) 450-0761

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all correspondence to:

Gordon K. Davidson, Esq.

Faisal Rashid, Esq.

Amanda L. Rose, Esq.

Fenwick & West LLP

801 California Street

Mountain View, CA 94041

(650) 988-8500

From time to time after the effectiveness of this registration statement.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.0001 par value per share	19,534,628	$3.49	$68,175,851.72	$8,262.91

(1)	Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement shall also cover any additional shares of common stock which become issuable by reason of any stock dividend, stock split or other similar transaction effected without the receipt of consideration that results in an increase in the number of outstanding shares of the registrant’s common stock.

(2)	In accordance with Rule 457(c) under the Securities Act of 1933, the aggregate offering price of the registrant’s common stock is estimated solely for the purpose of calculating the registration fees due for this filing. For the initial filing of this Registration Statement, this estimate was based on the average of the high and low sales price of the registrant’s common stock reported by The NASDAQ Stock Market on January 2, 2019.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND THE SELLING STOCKHOLDERS ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION DATED JANUARY 8, 2019

PROSPECTUS

19,534,628 Shares

AMYRIS, INC.

Common Stock

This prospectus relates to the registration for potential offer and sale from time to time of up to 19,534,628 shares of our common stock, par value $0.0001 per share (the “Shares”), by the selling stockholders identified in the “Selling Stockholders” section of this prospectus.  The shares of common stock registered hereunder consist of shares issuable to the selling stockholders upon the conversion or repayment (including interest thereon) of senior convertible notes (the “Notes”) issued pursuant to that certain Securities Purchase Agreement, dated December 6, 2018 (the “Purchase Agreement”), by and among the Company and the investors party thereto. For more information regarding the Notes and the Purchase Agreement, see “Private Placement of Notes” and “Selling Stockholders” below.

The selling stockholders may sell the Shares directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. The selling stockholders may sell the Shares at any time at market prices prevailing at the time of sale or at privately negotiated prices. For more information regarding the selling stockholders and the sale of the Shares, see “Selling Stockholders” and “Plan of Distribution” below.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of the Shares by the selling stockholders. We will pay the expenses incurred in registering the Shares, including legal and accounting fees.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “AMRS.”  On January 7, 2019, the closing price of our common stock was $4.05.

Investing in our securities involves risks.  See “Risk Factors” commencing on page 3.  You should carefully read this prospectus, the documents incorporated herein, and, if applicable, any prospectus supplement subsequently filed with respect to this prospectus, before making any investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 8, 2019.

TABLE OF CONTENTS

INFORMATION CONTAINED IN THIS PROSPECTUS	i
SUMMARY	1
RISK FACTORS	3
FORWARD-LOOKING STATEMENTS	6
USE OF PROCEEDS	6
DETERMINATION OF OFFERING PRICE	6
PRIVATE PLACEMENT OF NOTES	7
SELLING STOCKHOLDERS	9
PLAN OF DISTRIBUTION	11
DESCRIPTION OF CAPITAL STOCK	13
LEGAL MATTERS	15
EXPERTS	15
WHERE YOU CAN FIND MORE INFORMATION	16
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	16

INFORMATION CONTAINED IN THIS PROSPECTUS

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and, if applicable, any accompanying prospectus supplement or any free writing prospectus.  You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or, if applicable, any accompanying prospectus supplement or any free writing prospectus.  This prospectus and, if applicable, any accompanying prospectus supplement or any free writing prospectus, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and, if applicable, any accompanying prospectus supplement or any free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.  You should not assume that the information contained in this prospectus and, if applicable, any accompanying prospectus supplement or any free writing prospectus, is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and, if applicable, any accompanying prospectus supplement or any free writing prospectus, is delivered or securities are sold on a later date.

This prospectus may be supplemented from time to time by one or more prospectus supplements. Any such prospectus supplements may include additional information, such as additional risk factors or other special considerations applicable to us, our business or results of operations or our common stock, and may also update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

i

SUMMARY

The following summary provides an overview of selected information related to this offering and does not contain all the information that you should consider before investing in our securities. You should carefully read this entire prospectus, including the risks of investing discussed under “Risk Factors” beginning on page 3, the financial statements and related notes and other information incorporated by reference in this prospectus, and, if applicable, any prospectus supplement or related free writing prospectus, and the additional information described under the captions “Where You Can Find More Information” and “Incorporation of Certain Information by Reference,” before buying securities in this offering. Unless the context otherwise requires, “Amyris,” the “Company,” “we,” “us,” “our” and similar names refer to Amyris, Inc. References to the “selling stockholders” refer to the stockholders listed herein under “Selling Stockholders” beginning on page 9, who may sell shares from time to time as described in this prospectus.

About This Prospectus

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “Commission”) using a “shelf” registration process to register 19,534,628 shares of our common stock, par value $0.0001 per share. The shares of common stock registered hereunder consist of shares issuable to the selling stockholders upon conversion or repayment of the Notes, including interest thereon. The Shares are being registered for potential resale or other disposition from time to time by the selling stockholders. We will not receive any proceeds from the sale or other disposition of the Shares registered hereunder, or interests therein.

About Amyris, Inc.

Overview

We are a leading industrial biotechnology company that applies its technology platform to engineer, manufacture and sell high performance, natural, sustainably sourced products into the Health & Wellness, Clean Beauty, and Flavor & Fragrance markets. Our proven technology platform enables us to rapidly engineer microbes and use them as catalysts to metabolize renewable, plant-sourced sugars into large volume, high-value ingredients. Our biotechnology platform and industrial fermentation process replace existing complex and expensive manufacturing processes. We have successfully used our technology to develop and produce eight distinct molecules at commercial volumes.

Background

We were founded in 2003 in the San Francisco Bay area by a group of scientists from the University of California, Berkeley. Our first major milestone came in 2005 when, through a grant from the Bill & Melinda Gates Foundation, we developed technology capable of creating microbial strains that produce artemisinic acid, which is a precursor of artemisinin, an effective anti-malarial drug. In 2008, we granted royalty-free licenses to allow Sanofi-Aventis to produce artemisinic acid using our technology. Building on our success with artemisinic acid, in 2007 we began applying our technology platform to develop, manufacture and sell sustainable alternatives to a broad range of markets.

We focused our initial development efforts primarily on the production of Biofene®, our brand of renewable farnesene, a long-chain, branched hydrocarbon molecule that we manufacture through fermentation using engineered microbes. Our farnesene derivatives are sold in more than 1,000 products as nutraceuticals, skincare products, fragrances, solvents, polymers, and lubricant ingredients. The commercialization of farnesene pushed us to create a more cost efficient, faster and accurate development process in the lab and drive manufacturing costs down. This investment has enabled our technology platform to rapidly develop microbial strains and commercialize target molecules. In 2014, we began manufacturing additional molecules for the Flavor & Fragrance industry; in 2015 we began investing to expand our capabilities to other small molecule chemical classes beyond terpenes via our collaboration with the Defense Advanced Research Projects Agency, and in 2016 we expanded into proteins.

Our Platform

We have invested over $500 million in infrastructure and technology to create microbes that produce molecules from sugar or other feedstocks at commercial scale. This platform has been used to design, build, optimize, and upscale strains producing eight distinct molecules, leading to more than 15 commercial ingredients used in over 1,000 consumer products. Our time to market for molecules has decreased from seven years to less than a year, mainly due to our ability to leverage the technology platform we have built.

1

Our technology platform has been in active use since 2008 and has been integrated with our commercial production since 2011, creating an organism development process that makes us an industry leader in the successful scale-up and commercialization of biotech-produced ingredients. The key performance characteristics of our platform that differentiate us include our proprietary computational tools, strain construction tools, screening and analytics tools, and advanced lab automation and data integration. Full integration of the platform with our large-scale manufacturing capability enables us to engineer precisely with the end specification and commercial production requirements guiding our developments. Our state-of-the-art infrastructure includes industry-leading strain engineering and lab automation located in Emeryville, California, pilot scale production facilities in Emeryville, California and Campinas, Brazil, a demonstration-scale facility in Campinas, Brazil and a commercial-scale production facility in Leland, North Carolina, which is owned and operated by our Aprinnova joint venture to convert our Biofene into squalane and other final products.

We are able to use a wide variety of feedstocks for production, but have focused on accessing Brazilian sugarcane for our large-scale production because of its renewability, low cost and relative price stability. We have also successfully used other feedstocks such as sugar beets, corn dextrose, sweet sorghum and cellulosic sugars at various manufacturing facilities.

Strategy and Business Model

We believe that industrial biotechnology represents a third industrial revolution, bringing together biology and engineering to generate new, more sustainable materials to meet the growing global demand for bio-based replacements for petroleum-based and traditional animal- or plant-derived ingredients. We continue to build demand for our current portfolio of products through an extensive sales network provided by our collaboration partners that represent the leading companies in the world for our target market sectors. We also have a small group of direct sales and distributors who support our Clean Beauty market. Via our partnership model, our partners invest in the development of each molecule to bring it from the lab to commercial scale and use their extensive sales force to sell our ingredients and formulations to their customers as part of their core business. We capture long-term revenue both through the production and sale of the molecule to our partners and through royalty revenues (previously referred to as value share) from our partners' product sales to their customers.

Several years ago, we made the strategic decision to transition our business model from collaborating and commercializing molecules in low margin commodity markets to higher margin specialty markets. We began the transition by commercializing and supplying farnesene-derived squalane as a cosmetic ingredient sold to formulators and distributors. We then entered into collaboration and supply agreements for the development and commercialization of molecules within the Flavor & Fragrance and Cosmetic Ingredients markets where we utilize our strain generation technology to develop molecules that meet the customer’s rigorous specifications.

During this transition, we solidified the business model of partnering with our customers to create sustainable, high performing, low-cost molecules that replace an ingredient in their supply chain, commercially scale and manufacture those molecules, and share in the profits earned by our customers once our customer sells its product into these specialty markets. These three steps constitute our collaboration revenues, renewable product revenues, and royalty revenues (previously referred to as value share revenues).

Corporate Information

We were originally incorporated in California in 2003 under the name Amyris Biotechnologies, Inc. and then reincorporated in Delaware in 2010 and changed our name to Amyris, Inc. Our principal executive offices are located at 5885 Hollis Street, Suite 100, Emeryville, California 94608, and our telephone number is (510) 450-0761. Our website address is www.amyris.com. The information contained in or accessible through our website or contained on other websites is not a part of, and not incorporated into, this prospectus.

Amyris, the Amyris logo and Biofene are trademarks or registered trademarks of Amyris, Inc. This prospectus also contains trademarks and trade names of other businesses that are the property of their respective holders.

2

RISK FACTORS

Investing in our common stock involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed below, which may be amended, supplemented, or superseded from time to time by reports we file with the Commission in the future. These risk factors should be read together with the financial and other information contained or incorporated by reference in this prospectus before making a decision to buy our common stock, including without limitation the risks described in Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and in Part II, Item 1A, “Risk Factors” in our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2018, June 30, 2018 and September 30, 2018. If any of the risks described herein or therein actually occur, our business, financial condition and results of operations could suffer. In these circumstances, the market price of our common stock could decline and you may lose all or part of your investment in our common stock.

Additional risks and uncertainties beyond those set forth below or in our reports and not presently known to us or that we currently deem immaterial may also affect our operations. Any risks or uncertainties, whether set forth below, in our reports or otherwise, could cause our business, financial condition, results of operations and future prospects to be materially and adversely harmed. The trading price of our common stock could decline due to any of these risks and uncertainties, and, as a result, you may lose all or part of your investment.

Our stock price may be volatile.

The market price of our common stock has been, and we expect it to continue to be, subject to significant volatility, and it has declined significantly from our initial public offering price. On January 7, 2019, the reported closing price of our common stock on the NASDAQ Global Select Market was $4.05 per share. Market prices for securities of early stage companies have historically been particularly volatile. Such fluctuations could be in response to, among other things, the factors described in this “Risk Factors” section, or other factors, some of which are beyond our control, such as:

•	fluctuations in our financial results or outlook or those of companies perceived to be similar to us;
•	changes in estimates of our financial results or recommendations by securities analysts;
•	changes in market valuations of similar companies;
•

changes in the prices of commodities associated with our business such as sugar and petroleum or changes in the prices of commodities that some of our products may replace, such as oil and other petroleum sourced products;

•	changes in our capital structure, such as future issuances of securities or the incurrence of debt;
•	announcements by us or our competitors of significant contracts, acquisitions or strategic partnerships;
•	regulatory developments in the United States, Brazil, and/or other foreign countries;
•	litigation involving us, our general industry or both;
•	additions or departures of key personnel;
•	investors’ general perception of us; and
•	changes in general economic, industry and market conditions.

Furthermore, stock markets have experienced price and volume fluctuations that have affected, and continue to affect, the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rate changes and international currency fluctuations, may negatively affect the market price of our common stock.

In the past, many companies that have experienced volatility and sustained declines in the market price of their stock have become subject to securities class action and derivative action litigation. We were involved in two such lawsuits which were dismissed in 2014, were involved in five such lawsuits that were dismissed in September 2017, July 2018 and September 2018, respectively, and we may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business.

3

The concentration of our capital stock ownership with insiders will limit the ability of other stockholders to influence corporate matters and presents risks related to the operations of our significant stockholders.

As of December 15, 2018, our significant stockholders held an aggregate total of 46.2% of our common shares outstanding, as follows: Koninklijke DSM N.V. (“DSM”) (17.0%), Total S.A. (“Total”) (13.0%), Foris Ventures, LLC (“Foris”) (8.9%) and Vivo Capital LLC (“Vivo”) (7.3%). Furthermore, DSM, Total, Foris and Vivo each hold convertible preferred stock, convertible promissory notes and/or warrants, pursuant to which they may acquire additional shares of our common stock and thereby increase their ownership interest in our company. Additionally, each of DSM, Total and Vivo have the right to designate one or more directors to serve on our board of directors pursuant to agreements between us and such stockholders, and Foris is indirectly owned by John Doerr, one of our current directors. This significant concentration of share ownership may adversely affect the trading price of our common stock because investors often perceive disadvantages in owning stock in companies with stockholders with significant interests. Also, these stockholders, acting together, may be able to control or significantly influence our management and affairs and matters requiring stockholder approval, including the election of directors and the approval of significant corporate transactions, such as mergers, consolidations or the sale of all or substantially all of our assets, and may not act in the best interests of our other stockholders. Consequently, this concentration of ownership may have the effect of delaying or preventing a change of control, or a change in our management or board of directors, or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of our company, even if such actions would benefit our other stockholders.

In addition, certain of our significant stockholders, including DSM and Total, are also our commercial partners and have various rights in connection with their security ownership in our company. These stockholders may have interests that are different from those of our other stockholders, including with respect to our commercial transactions. While we have a related-party transactions policy that requires certain approvals of any transaction between our company and a significant stockholder or its affiliates, there can be no assurance that our significant stockholders will act in the best interests of our other stockholders, which could harm our results of operations and cause our stock price to decline.

Certain rights we have granted to DSM, Vivo and other existing stockholders in relation to our future securities offerings could have substantial impacts on our company.

In connection with their investments in our company, we granted certain investors, including DSM and Vivo, a right of first investment if we propose to sell securities in certain financing transactions. With these rights, such investors may subscribe for a portion of any such new financing and require us to comply with certain notice periods, which could discourage other investors from participating in, or cause delays in our ability to close, such a financing.

The market price of our common stock could be negatively affected by future sales of our common stock.

If our existing stockholders, particularly our largest stockholders, our directors, their affiliates, or our executive officers, sell a substantial number of shares of our common stock in the public market, the market price of our common stock could decrease significantly. The perception in the public market that these stockholders might sell our common stock could also depress the market price of our common stock and could impair our future ability to obtain capital, especially through an offering of equity securities.

We have in place, or have agreed to file, registration statements for the resale of certain shares of our common stock held by, or issuable to, certain of our largest stockholders. All of our common stock sold pursuant to an offering covered by such registration statements will be freely transferable. In addition, shares of our common stock issued or issuable under our equity incentive plans have been registered on Form S-8 registration statements and may be freely sold in the public market upon issuance, except for shares held by affiliates who have certain restrictions on their ability to sell.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they change their recommendations regarding our stock adversely, our stock price and trading volume could decline.

4

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. If any of the analysts who cover us change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, our stock price would likely decline. If any analyst who may cover us were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

We do not expect to declare any dividends in the foreseeable future.

We do not anticipate declaring any cash dividends to holders of our common stock in the foreseeable future. In addition, certain of our equipment leases and credit facilities currently restrict our ability to pay dividends. Consequently, investors may need to rely on sales of their shares of our common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investment. Investors seeking cash dividends should not purchase our common stock.

Anti-takeover provisions contained in our certificate of incorporation and bylaws, as well as provisions of Delaware law, could impair a takeover attempt.

Our certificate of incorporation and bylaws contain provisions that could delay or prevent a change in control of our company. These provisions could also make it more difficult for stockholders to nominate directors and take other corporate actions. These provisions include:

•	a staggered board of directors;
•	authorizing the board of directors to issue, without stockholder approval, preferred stock with rights senior to those of our common stock;
•	authorizing the board of directors to increase the number of directors and to fill board vacancies until the end of the term of the applicable class of directors;
•	prohibiting stockholder action by written consent;
•	limiting the liability of, and providing indemnification to, our directors and officers;
•	eliminating the ability of our stockholders to call special meetings; and
•	requiring advance notification of stockholder nominations and proposals.

Section 203 of the Delaware General Corporation Law prohibits, subject to some exceptions, “business combinations” between a Delaware corporation and an “interested stockholder,” which is generally defined as a stockholder who becomes a beneficial owner of 15% or more of a Delaware corporation’s voting stock, for a three-year period following the date that the stockholder became an interested stockholder. We have agreed to opt out of Section 203 through our certificate of incorporation, but our certificate of incorporation contains substantially similar protections to our company and stockholders as those afforded under Section 203, except that we have agreed with Total that it and its affiliates will not be deemed to be “interested stockholders” under such protections.

In addition, we have an agreement with Total which provides that, so long as Total holds at least 10% of our voting securities, we must inform Total of any offer to acquire us or any decision of our board of directors to sell our company, and we must provide Total with information about the contemplated transaction. In such events, Total will have an exclusive negotiating period of 15 business days in the event our board of directors authorizes us to solicit offers to buy our company, or 5 business days in the event that we receive an unsolicited offer to purchase us. This exclusive negotiation period will be followed by an additional restricted negotiation period of 10 business days, during which we are obligated to continue to negotiate with Total and will be prohibited from entering into an agreement with any other potential acquirer.

These and other provisions in our certificate of incorporation, our bylaws and in our agreements with Total could discourage potential takeover attempts, reduce the price that investors are willing to pay in the future for shares of our common stock and result in the market price of our common stock being lower than it would be without these provisions.

5

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the other documents we have filed with the Commission that are incorporated herein by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties, including those discussed under the heading “Risk Factors” above, include our liquidity and ability to fund operating and capital expenses, potential delays or failures in development, production and commercialization of products, and our reliance on third parties.

All statements other than statements of historical fact are statements that could be deemed to be forward-looking statements, including any projections of financing needs, revenue, expenses, earnings or losses from operations, or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning product research, development and commercialization plans and timelines; any statements regarding expected production capacities, volumes and costs; any statements regarding anticipated benefits of our products and expectations for commercial relationships; any other statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “plan,” “project,” “will be,” “will continue,” “will result,” “seek,” “could,” “may,” “might,” or any variations of such words or other words with similar meanings generally identify forward-looking statements.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. You should read this prospectus, any supplements to this prospectus and the documents that we incorporate by reference in this prospectus with the understanding that our actual future results may be materially different from what we expect.

The forward-looking statements in this prospectus and in any prospectus supplement or other document we have filed with the Commission and incorporated herein represent our views as of the date thereof.  We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future or to conform these statements to actual results or revised expectations, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus or such prospectus supplement or other document.

USE OF PROCEEDS

The proceeds from the sale of the Shares offered pursuant to this prospectus are solely for the accounts of the selling stockholders.  Accordingly, we will not receive any of the proceeds from the sale of the Shares offered by this prospectus.  See “Selling Stockholders” and “Plan of Distribution” below.

DETERMINATION OF OFFERING PRICE

The selling stockholders may offer and sell the shares of common stock covered by this prospectus at prevailing market prices or privately negotiated prices. See “Plan of Distribution” below.

6

PRIVATE PLACEMENT OF NOTES

Pursuant to the terms of a Securities Purchase Agreement, dated December 6, 2018 (the “Purchase Agreement’), by and among us and the investors named therein (the “Purchasers”), on December 10, 2018, we issued and sold to the Purchasers an aggregate of $60.0 million principal amount of senior convertible notes (the “Notes”) that are convertible into shares of our common stock, par value $0.0001 per share (the “Common Stock”). In addition, in connection with the issuance of the Notes, we and the Purchasers entered into a Registration Rights Agreement, dated December 10, 2018 (the “Registration Rights Agreement’), pursuant to which we agreed to register the shares of Common Stock underlying the Notes, which obligation we are satisfying by filing the registration statement of which this prospectus forms a part.

The following description is a summary of the material provisions of the Purchase Agreement, the Notes and the Registration Rights Agreement and does not purport to be complete. This summary is subject to and is qualified by reference to all of the provisions of the Purchase Agreement, the form of Note and the form of Registration Rights Agreement, which are filed as Exhibit 10.01, Exhibit 4.02 and Exhibit 4.03, respectively, to the registration statement of which this prospectus forms a part.

For purposes of this “Private Placement of Notes” section, references to “the Company,” “we,” “us” and “our” refer only to Amyris, Inc. and not to its subsidiaries, unless the context requires otherwise.

Purchase Agreement

On December 6, 2018, we entered into the Purchase Agreement with the Purchasers relating to the sale of $60.0 million aggregate principal amount of Notes. The Purchase Agreement includes customary representations, warranties and covenants of the parties. In addition, the Purchase Agreement prohibits us, subject to certain exceptions, from (i) disposing of any Common Stock or securities convertible into or exchangeable for shares of Common Stock during the period commencing on the date of Purchase Agreement and continuing through the later of (A) the date 90 days after the Closing (as defined below) and (B) the date 30 days after the Registration Statement (as defined below) is declared effective and (ii) effecting or entering into an agreement to effect any issuance involving a Variable Rate Transaction (as defined in the Purchase Agreement) for so long as the Notes remain outstanding.

The closing of the issuance and sale of the Notes (the “Closing”) occurred on December 10, 2018. The net proceeds from the sale of the Notes, after deducting offering expenses payable by the Company and placement agent and advisory fees, were approximately $56.2 million. We intend to use the majority of the net proceeds from the sale of the Notes to repay certain of our existing indebtedness and the balance for working capital and other general corporate purposes.

Notes

The Notes are our general unsecured obligations. Unless earlier converted or redeemed, the Notes will mature on the third anniversary of issuance, subject to the rights of the holders to extend the maturity date in certain circumstances. The Notes will be convertible from time to time, at the election of the holders, into shares of Common Stock at an initial conversion price of $6.32 per share. The conversion price will be subject to adjustment in the event of any stock split, reverse stock split, recapitalization, reorganization or similar transaction. We will have the option, upon prior notice to the holders, to settle any conversion of the Notes in cash.

The Notes will be payable in equal monthly installments beginning April 1, 2019 (each, an “Installment Date”), in either cash at 108% of such installment amount or, at our option, subject to the satisfaction of certain equity conditions (the “Equity Conditions”), in shares of Common Stock at a discount to the then-current market price, subject to a price floor (the “Installment Conversion Price”). The holders will have the right, upon notice to us, to defer all or any portion of any installment amount to a future Installment Date. In addition, if we elect to pay any installment in shares of Common Stock, the holders of the Notes will have the right to accelerate amounts outstanding under their Notes during such month up to an aggregate of three times the relevant installment amount.

7

The Notes will bear interest at a rate of 6% per annum, payable quarterly until the first Installment Date, and then at each Installment Date thereafter. Interest on the Notes may be paid in either cash or, at our option, subject to the satisfaction of the Equity Conditions, shares of Common Stock at the Installment Conversion Price.

The Notes contain customary terms and covenants, including (i) a restriction on our ability to incur additional indebtedness, (ii) certain events of default, after which the holders may require us to redeem all or any portion of their Notes in cash at a price equal to the greater of (A) 125% of the amount being redeemed and (B) the intrinsic value of the shares of Common Stock underlying the amount being redeemed, and (iii) certain other events, after which the holders may convert all or any portion of the Notes at a discount to the Installment Conversion Price.

In the event of a Fundamental Transaction (as defined in the Notes), holders of the Notes may require us to redeem all or any portion of their Notes in cash at a price equal to the greater of (i) 125% of the amount being redeemed and (ii) a premium to the intrinsic value of the shares of Common Stock underlying the amount being redeemed.

Notwithstanding the foregoing, the holders will not have the right to convert any portion of a Note, and we will not have the option to pay any amount in shares of Common Stock, if (a) the holder, together with its affiliates, would beneficially own in excess of 4.99% (or such other percentage as determined by the holder and notified to us in writing, not to exceed 9.99%, provided that any increase of such percentage will not be effective until 61 days after notice thereof) of the number of shares of Common Stock outstanding immediately after giving effect to such conversion or payment, as applicable (the “Ownership Limitation”), or (b) the aggregate number of shares issued with respect to the Notes (and any other transaction aggregated for such purpose) after giving effect to such conversion or payment, as applicable, would exceed the number of shares of Common Stock which we may issue upon conversion of the Notes or otherwise pursuant to the terms of the Notes without breaching our obligations under the rules or regulations of The NASDAQ Stock Market (the “Exchange Cap”). In the event that (i) we are prohibited from issuing any shares of Common Stock under the Notes as a result of the Ownership Limitation (other than in connection with a conversion of Notes), such shares shall be held in abeyance (and the related principal amount of the Notes reinstated) until the holder shall notify us and elect to receive such shares without exceeding the Ownership Limitation, and (ii) we are prohibited from issuing any shares of Common Stock under the Notes as a result of the Exchange Cap, the Company will pay cash in lieu of any shares that would otherwise be deliverable in excess of the Exchange Cap.

The Notes (including the shares of Common Stock underlying the Notes) were issued in a private placement pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506(b) of Regulation D promulgated under the Securities Act (“Regulation D”), without general solicitation, made only to and with “accredited investors” as defined in Regulation D.

Registration Rights Agreement

In connection with the offering of the Notes under the Purchase Agreement, on December 10, 2018, we entered into the Registration Rights Agreement with the Purchasers. Pursuant to the Registration Rights Agreement, we are obligated to file a registration statement on Form S-3 (except if we are then ineligible to use Form S-3, in which case such registration shall be on such other form available to us) (the “Registration Statement”) with the Commission registering the resale of all of the shares of Common Stock issuable pursuant to the terms of the Notes, including, without limitation, upon conversion or otherwise (the “Registrable Securities”) under the Securities Act within 30 days following the Closing. In addition, we are obligated to have the Registration Statement declared effective by the Commission by the date that is 60 days after the Closing (or, in the event the Commission reviews and has comments on the Registration Statement, by the date that is 90 days after the Closing). In the event that the Registration Statement is not filed or declared effective within the foregoing time frames, or if thereafter, subject to certain exceptions, the Registration Statement is not effective for any reason or the prospectus contained therein is not available for use by the holders, we shall pay to each holder an amount in cash equal to 2% of such holder’s original principal amount of Notes on the date of such failure and thereafter on every 30 day anniversary thereof until such failure is cured or no longer prevents the holders from freely disposing of their Registrable Securities.

We have filed the registration statement of which this prospectus forms a part in order to satisfy our obligations under the Registration Rights Agreement.

8

SELLING STOCKHOLDERS

The shares of Common Stock being offered by the selling stockholders under this prospectus (the “Shares”) are those issuable to the selling stockholders upon conversion or repayment of the Notes, including interest thereon. For additional information regarding the issuance of the Notes and related matters, see “Private Placement of Notes” above. Pursuant to the Registration Rights Agreement (as described above under “Private Placement of Notes”), we have agreed to file a registration statement with the Commission covering the resale of the shares of Common Stock issuable pursuant to the terms of the Notes, including, without limitation, upon conversion or otherwise, and the registration statement of which this prospectus forms a part has been filed to satisfy our obligations under such agreement. We are registering the Shares in order to permit the selling stockholders to offer the Shares for resale from time to time. Except for the ownership of the Notes issued pursuant to the Purchase Agreement or other of our debt or equity securities, and, with respect to B. Riley FBR, Inc., acting as our financial advisor with respect to the offer and sale of the Notes and as underwriter in connection with the offer and sale of shares of Common Stock by certain selling stockholders in August 2018, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding their beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder) of Common Stock as of December 15, 2018. Under Section 13(d) of the Exchange Act, beneficial ownership generally includes voting or investment power with respect to securities, including any securities that grant the holder the right to acquire shares of Common Stock within 60 days of the date of determination. These shares are deemed to be outstanding for the purpose of computing the percentage ownership of the person holding those securities, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The percentage ownership data is based on 76,526,063 shares of Common Stock issued and outstanding as of December 15, 2018 (as reflected in the records of our stock transfer agent).

We have prepared the table below based on information furnished to us by or on behalf of the selling stockholders. The second column of the table lists the number of shares of Common Stock beneficially owned by the selling stockholders as of December 15, 2018, taking into account the Ownership Limitation described under “Private Placement of Notes” above. The third column of the table lists the shares of Common Stock being offered under this prospectus by the selling stockholders or by those persons or entities to whom they transfer, donate, devise, pledge or distribute their Shares or by other successors in interest, and does not take into account the Ownership Limitation or the Exchange Cap. In accordance with the terms of the Registration Rights Agreement, this prospectus generally covers the resale of a number of Shares equal to 150% of the maximum number of shares of Common Stock issuable pursuant to the Notes, including payment of interest on the Notes through December 10, 2021, determined as if the outstanding Notes were converted in full at the initial conversion price, and that interest on the Notes would accrue through the third anniversary of the Closing and would be converted into shares of Common Stock at an interest conversion price equal to the Installment Conversion Price assuming an interest payment date of December 10, 2018 (without regard to the Ownership Limitation or the Exchange Cap).

Because, among other things, (i) conversion of the Notes is at the option of the holders, (ii) we may, upon prior notice to the holders, settle any conversion of the Notes in cash, (iii) the conversion price of the Notes may be adjusted in certain circumstances and (iv) interest on the Notes, as well as monthly installments, may be paid in cash or, at our option, subject to the satisfaction of the Equity Conditions, shares of Common Stock, the number of shares of Common Stock that will actually be issued to the selling stockholders pursuant to the Notes may be more or less than the number of Shares being offered by this prospectus. In addition, the Shares may be sold pursuant to this prospectus or in privately negotiated transactions. See “Plan of Distribution.” Because the selling stockholders may sell all, some or none of their Shares in this offering and because there are currently no agreements, arrangements or undertakings with respect to the sale of any of the Shares, we cannot estimate the number of Shares the selling stockholders will sell under this prospectus. The fourth column of the table assumes the sale of all of the Shares offered by the selling stockholders pursuant to this prospectus.

Unless otherwise indicated in the footnotes below, we believe that the selling stockholders have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. Since the date on which they provided us with the information below, the selling stockholders may have sold, transferred or otherwise disposed of some or all of their shares in transactions exempt from the registration requirements of the Securities Act.

9

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock of Owned After Offering
	Number	Percentage (%)		Number	Percentage (%)
CVI Investments, Inc.(1)	4,019,209	4.99	17,906,741	1,027,470	1.1
B. Riley FBR, Inc.(2)	870,696	1.1	1,627,887	79,556	*

*	Represents beneficial ownership of less than one percent of the outstanding shares of Common Stock.

(1)	The shares of Common Stock beneficially owned prior to this offering include (i) 3,594,788 shares currently issuable upon conversion of Notes held by CVI Investments, Inc. and (ii) 424,421 shares currently issuable upon exercise of certain warrants held by CVI Investments, Inc., which warrants are exercisable for an aggregate of 1,027,470 shares of Common Stock (the “Warrants”). As of December 15, 2018, the conversion of the Notes held by CVI Investments, Inc. and the exercise of the Warrants were each subject to a beneficial ownership limitation of 4.99% of the outstanding Common Stock. As a result, this table allocates the number of shares of Common Stock beneficially owned by CVI prior to and after this offering between the shares issuable upon conversion of the Notes and exercise of the Warrants based on the respective number of shares issuable upon such conversion or exercise. Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. The address for CVI Investments, Inc. is c/o Heights Capital Management, Inc., 101 California Street, Suite 3250, San Francisco, California 94111. CVI is affiliated with one or more FINRA members. CVI purchased the shares being registered hereunder in the ordinary course of business and at the time of purchase, had no agreements or understandings, directly or indirectly, with any other person to distribute such shares.
(2)	The shares of Common Stock beneficially owned prior to this offering include 791,140 shares currently issuable upon conversion of Notes held by B. Riley FBR, Inc. B. Riley FBR, Inc. acquired 79,556 shares of Common Stock after December 15, 2018. Notwithstanding the date of acquisition, for purposes of this table, such shares are treated as being beneficially owned by B. Riley FBR, Inc. (but only for the purpose of computing the beneficial ownership of B. Riley FBR, Inc.) as of December 15, 2018. Bryant R. Riley, the Chairman and Chief Executive Officer of B. Riley Financial, Inc., the parent of B. Riley FBR, Inc., has the power to vote and dispose of the shares held by B. Riley FBR, Inc. and may be deemed to be the beneficial owner of these shares. The address for B. Riley FBR, Inc. is 11100 Santa Monica Blvd., Suite 800, Los Angeles, California 90025. B. Riley FBR, Inc. is a registered broker-dealer. B. Riley FBR, Inc. purchased the shares being registered hereunder in the ordinary course of business and at the time of purchase had no agreements or understandings, directly or indirectly, with any other person to distribute such shares.

10

PLAN OF DISTRIBUTION

We are registering the Shares to permit the resale of the Shares by the holders of the Notes from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the Shares. We will bear all fees and expenses incident to our obligation to register the Shares.

The selling stockholders may sell all or a portion of the Shares held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents (which may include B. Riley FBR, Inc., one of the selling stockholders and a registered broker-dealer). If the Shares are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•	on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales made after the date the Registration Statement is declared effective by the SEC;

•	broker-dealers may agree with a selling security holder to sell a specified number of such Shares at a stipulated price per Share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell Shares under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the selling stockholders may transfer the Shares by other means not described in this prospectus. If the selling stockholders effect such transactions by selling Shares to or through underwriters, broker-dealers or agents (which may include B. Riley FBR, Inc., one of the selling stockholders and a registered broker-dealer), such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Shares in the course of hedging in positions they assume. The selling stockholders may also sell shares of Common Stock short and deliver Shares to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge Shares to broker-dealers that in turn may sell such Shares.

11

The selling stockholders may pledge or grant a security interest in some or all of the Notes or Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholders and any broker-dealer participating in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless such Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the Shares registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Shares by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the Shares. All of the foregoing may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

We will pay all expenses of the registration of the Shares pursuant to the Registration Rights Agreement, including, without limitation, Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the Registration Rights Agreement or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus in accordance with the Registration Rights Agreement or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the Shares will be freely tradable in the hands of persons other than our affiliates.

12

DESCRIPTION OF CAPITAL STOCK

Common Stock

As of December 15, 2018, our authorized capital stock included 250,000,000 shares of common stock, par value $0.0001 per share, of which there were 76,526,063 shares outstanding as of December 15, 2018 (as reflected in the records of our stock transfer agent). A description of the material terms and provisions of our restated certificate of incorporation, as amended, and restated bylaws affecting the rights of holders of our common stock is set forth below. The description is intended as a summary only, and is qualified in its entirety by reference to our restated certificate of incorporation, as amended, and our restated bylaws that are filed as exhibits to the registration statement of which this prospectus forms a part.

Dividend Rights

Subject to preferences that may apply to shares of preferred stock outstanding from time to time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available if our Board of Directors, in its discretion, determines to issue dividends, and only then at the times and in the amounts that our Board of Directors may determine.

Voting Rights

Each holder of our common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Our restated certificate of incorporation, as amended, eliminates the right of stockholders to cumulate votes for the election of directors and establishes a classified Board of Directors, divided into three classes with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing in office for the remainder of their respective three-year terms.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

Upon our dissolution, liquidation or winding-up, the assets legally available for distribution to our stockholders are distributable ratably among the holders of our common stock, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Registration Rights

Certain of our stockholders hold registration rights pursuant to (i) the Amended and Restated Letter Agreement, dated May 8, 2014, by and among us and certain of our stockholders, (ii) the letter agreement, dated July 29, 2015, by and among us and certain investors, (iii) the Registration Rights Agreement, dated October 20, 2015, by and among us and certain purchasers of our 9.50% Convertible Senior Notes due 2019, (iv) the warrant to purchase common stock issued by us to Nenter & Co., Inc. on November 16, 2016, (v) the Securities Purchase Agreement, dated May 8, 2017, by and among us and certain investors, (vi) the Securities Purchase Agreement, dated May 31, 2017, by and between us and the investor named therein, (vii) the Securities Purchase Agreement, dated August 2, 2017, by and between us and DSM International B.V., (viii) the Stockholder Agreement, dated August 3, 2017, by and among us and affiliates of Vivo Capital LLC, (ix) the Amended and Restated Stockholder Agreement, dated August 7, 2017, by and between us and DSM International B.V. and (x) the Securities Purchase Agreement, dated November 19, 2018, by and between us and DSM International B.V.

This prospectus is a part of a registration statement we have filed in order to satisfy our obligations under the Registration Rights Agreement, pursuant to which we agreed to register the Shares under the Securities Act and to keep such registration effective at all times until the Shares have been resold under such registration statement or pursuant to Rule 144 promulgated under the Securities Act. See “Private Placement of Notes” above.

13

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is EQ Shareowner Services (formerly Wells Fargo Shareowner Services).

Stock Exchange Listing

Our common stock is listed on the NASDAQ Global Select Market under the symbol “AMRS.”

Anti-Takeover Provisions

The provisions of Delaware law, our restated certificate of incorporation, as amended, and our restated bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of our company.

Delaware Law

Section 203 of the Delaware General Corporation Law (“Section 203”) prevents some Delaware corporations from engaging, under some circumstances, in a business combination, which includes a merger or sale of at least 10% of the corporation’s assets, with any interested stockholder, meaning a stockholder who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of the corporation’s outstanding voting stock, unless:

•	the transaction is approved by the Board of Directors prior to the time that the interested stockholder became an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder’s becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•	at or subsequent to such time that the stockholder became an interested stockholder, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders by at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

If Section 203 applied to us, these restrictions could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, could discourage attempts to acquire us.

A Delaware corporation may “opt out” of the restrictions on business combinations contained in Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of its outstanding voting shares. We have agreed to opt out of Section 203 through our restated certificate of incorporation, as amended, but our restated certificate of incorporation as amended, contains substantially similar protections to our company and stockholders as those afforded under Section 203, except that we have agreed with Total S.A. (“Total”) that it and its affiliates will not be deemed to be “interested stockholders” for purposes of such protections.

Restated Certificate of Incorporation and Restated Bylaw Provisions

Our restated certificate of incorporation, as amended, and our restated bylaws include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control of our company or management team, including the following:

•	Board of Directors Vacancies. Our restated certificate of incorporation, as amended, and restated bylaws authorize only our Board of Directors to fill vacant directorships. In addition, the number of directors constituting our Board of Directors will be set only by resolution adopted by a majority vote of our entire Board of Directors. These provisions prevent stockholders from increasing the size of our Board of Directors and gaining control of our Board of Directors by filling the resulting vacancies with their own nominees.

14

•	Classified Board. Our restated certificate of incorporation, as amended, and restated bylaws provide that our Board of Directors is classified into three classes of directors. The existence of a classified board could delay a successful tender offeror from obtaining majority control of our Board of Directors, and the prospect of that delay might deter a potential offeror. Pursuant to Delaware law, the directors of a corporation having a classified board may be removed by the stockholders only for cause. In addition, stockholders will not be permitted to cumulate their votes for the election of directors.

•	Stockholder Action; Special Meeting of Stockholders. Our restated certificate of incorporation, as amended, provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. Our restated bylaws further provide that special meetings of our stockholders may be called only by a majority of our Board of Directors, the chair of our Board of Directors, our chief executive officer or our president.

•	Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our restated bylaws provide for advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders. Our restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

•	Issuance of Undesignated Preferred Stock. Under our restated certificate of incorporation, as amended, our Board of Directors has the authority, without further action by the stockholders, to issue shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by the Board of Directors. The existence of authorized but unissued shares of preferred stock enables our Board of Directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

In addition, we have an agreement with Total that, so long as Total holds at least 10% of our voting securities, we are required to notify Total if our Board of Directors seeks to cause the sale of our company or if we receive an offer to acquire us. In the event of such decision or offer, we are required to provide Total with all information given to an offering party and provide Total with an exclusive negotiating period of 15 business days in the event the Board of Directors authorizes us to solicit offers to buy our company, or 5 business days in the event that we receive an unsolicited offer to purchase us. This exclusive negotiation period will be followed by an additional restricted negotiation period of 10 business days, during which we are obligated to continue to negotiate with Total and will be prohibited from entering into an agreement with any other potential acquirer. These rights of Total may have the effect of delaying, deferring or discouraging another person from acquiring or attempting to acquire our company.

LEGAL MATTERS

The validity of the issuance of the Shares offered hereby will be passed upon for us by Fenwick & West LLP, Mountain View, California.

EXPERTS

The consolidated financial statements and schedule of Amyris, Inc. as of and for the year ended December 31, 2017 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2017 consolidated financial statements contains an explanatory paragraph that states that the Company’s recurring losses from operations and current debt service requirements raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

15

The consolidated financial statements of Amyris, Inc. as of December 31, 2016 and for each of the two years in the period ended December 31, 2016 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2017, as amended by (i) Amendment No. 1 on Form 10-K/A filed on April 18, 2018, (ii) Amendment No. 2 on Form 10-K/A filed on April 24, 2018 and (iii) Amendment No. 3 on Form 10-K/A filed on June 25, 2018, have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the 2016 financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”).  Therefore, we file periodic reports, proxy statements and other information with the Commission. The Commission maintains a website (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically.

We make our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to such reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act available free of charge through a link on the Investors section of our website located at www.amyris.com (under “Financial Information—SEC Filings”) as soon as reasonably practicable after they are filed with or furnished to the Commission.  The information contained in or accessible through our website or contained on other websites is not a part of, and is not incorporated into, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we subsequently file with the Commission will automatically update and supersede information in this prospectus.  We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those documents or the portions of those documents furnished and not filed in accordance with Commission rules) prior to the termination of this offering, including all filings made after the date of the initial filing of the registration statement and prior to the effectiveness of the registration statement. We hereby incorporate by reference the following documents (other than the portions of those documents furnished and not filed in accordance with Commission rules):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Commission on April 17, 2018 (including the information incorporated therein from our Definitive Proxy Statement on Schedule 14A filed with the Commission on April 27, 2018), as amended by (i) Amendment No. 1 on Form 10-K/A filed with the Commission on April 18, 2018, (ii) Amendment No. 2 on Form 10-K/A filed with the Commission on April 24, 2018 and (iii) Amendment No. 3 on Form 10-K/A filed with the Commission on June 25, 2018;

•	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2018, June 30, 2018 and September 30, 2018, filed with the Commission on May 18, 2018, August 14, 2018 and November 15, 2018, respectively;

•	Our Current Reports on Form 8-K or Form 8-K/A, as applicable, filed with the Commission on January 4, 2018, February 14, 2018, April 5, 2018, April 12, 2018, May 14, 2018 (Item 5.02 only), May 22, 2018, May 23, 2018, June 5, 2018, July 2, 2018 (Item 1.01, Item 2.03 and Exhibit 10.1 only), August 2, 2018, August 20, 2018, August 21, 2018 (Item 3.02, Item 8.01, Exhibit 5.01 and Exhibit 23.01 only), August 24, 2018, November 15, 2018, November 26, 2018, December 7, 2018 (Item 1.01, Item 2.03, Item 3.02, Exhibit 4.1, Exhibit 4.2 and Exhibit 10.1 only), December 11, 2018 (Item 2.03, Item 3.02 and Item 8.01 only), December 19, 2018 (Item 1.01 only), January 2, 2019 and January 7, 2019; and

16

•	The description of our common stock contained in our registration statement on Form 8-A filed with the Commission on September 24, 2010, including any amendment or report filed for the purpose of updating such description.

We will provide to each person, including any beneficial holder, to whom a prospectus is delivered, at no cost, upon written or oral request, a copy of any or all information that has been incorporated by reference in this prospectus but not delivered with this prospectus, including any exhibits that are specifically incorporated by reference in that information. You may request a copy of these filings by writing or telephoning us at the following address and phone number:

Amyris, Inc.

5885 Hollis Street, Suite 100

Emeryville, California 94608

Attention: Investor Relations

+1 (510) 450-0761

Copies of these filings are also available free of charge through a link on the Investors section of our website located at www.amyris.com (under “Financial Information—SEC Filings”) as soon as reasonably practicable after they are filed with or furnished to the Commission. The information contained in or accessible through our website or contained on other websites is not a part of, and is not incorporated into, this prospectus.

17

PROSPECTUS

19,534,628 Shares

AMYRIS, INC.

Common Stock

January 8, 2019

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information.  If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any shares in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth all expenses to be paid by the registrant, other than estimated underwriting discounts and commissions, in connection with this offering. All amounts shown are estimates except for the Commission registration fee:

Commission registration fee		$8,262.91
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent and registrar fees		*
Miscellaneous		*

Total	$	*

____________

*Estimated expenses not presently known.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a court to award, or a corporation’s Board of Directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the DGCL are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended (the “Securities Act”).

The registrant’s restated certificate of incorporation, as amended, limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the DGCL, and provides that no director will have personal liability to the registrant or to its stockholders for monetary damages for breach of fiduciary duty or other duty as a director. However, these provisions do not eliminate or limit the liability of any director for:

•	any breach of the director’s duty of loyalty to the registrant or its stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL (regarding unlawful dividends and stock purchases); or

•	any transaction from which the director derived an improper personal benefit.

Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to such amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of the registrant’s directors will be further limited to the greatest extent permitted by the DGCL.

As permitted by the DGCL, the registrant’s restated bylaws provide that:

•	the registrant is required to indemnify its directors and officers to the fullest extent permitted by the DGCL, subject to very limited exceptions;

•	the registrant may indemnify its other employees and agents as set forth in the DGCL;

II-1

•	the registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to very limited exceptions; and

•	the rights conferred in the bylaws are not exclusive.

In addition, the registrant has entered into indemnification agreements with each of its directors and executive officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements require the registrant, among other things, to indemnify its directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require the registrant to advance all expenses incurred by its directors and executive officers in investigating or defending any such action, suit or proceeding.  The indemnification provisions in the registrant’s restated certificate of incorporation, as amended, and restated bylaws and the indemnification agreements entered into between the registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the registrant’s directors and officers for liabilities arising under the Securities Act.

The registrant maintains an insurance policy that covers certain liabilities of its directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers of the registrant.

Certain of the registrant’s non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of the registrant’s board of directors.

Reference is made to the following documents filed as exhibits to this registration statement regarding relevant indemnification provisions described above:

Exhibit
Number	Description
3.01	Restated Certificate of Incorporation
3.11	Restated Bylaws
10.06	Form of Indemnity Agreement between registrant and its directors and executive officers

ITEM 16.	EXHIBITS

Exhibit
Number	Description
3.01	Restated Certificate of Incorporation
3.02	Certificate of Amendment of the Restated Certificate of Incorporation dated May 9, 2013
3.03	Certificate of Amendment of the Restated Certificate of Incorporation dated May 12, 2014
3.04	Certificate of Amendment of the Restated Certificate of Incorporation dated September 18, 2015
3.05	Certificate of Amendment of the Restated Certificate of Incorporation dated May 18, 2016
3.06	Form of Certificate of Designation of Preferences, Rights and Limitations of Series A 17.38% Convertible Preferred Stock (found at Exhibit A-1, herein)
3.07	Form of Certificate of Designation of Preferences, Rights and Limitations of Series B 17.38% Convertible Preferred Stock (found at Exhibit A-2, herein)
3.08	Form of Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock (found at Exhibit A-3, herein)

II-2

Exhibit
Number	Description
3.09	Certificate of Amendment of the Restated Certificate of Incorporation dated June 5, 2017
3.10	Form of Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (found at Exhibit E, herein)
3.11	Restated Bylaws
4.01	Specimen of Common Stock Certificate
4.02	Form of Senior Convertible Note (found at Exhibit A, herein)
4.03	Form of Registration Rights Agreement (found at Exhibit B, herein)
4.04	Amended and Restated Letter Agreement, dated May 8, 2014, among the registrant and the purchasers listed therein*
4.05	Letter Agreement, dated July 29, 2015, among the registrant and the registrant’s security holders listed therein
4.06	Registration Rights Agreement, dated October 20, 2015, among the registrant and the registrant’s security holders listed therein
4.07	Warrant to Purchase Stock issued November 16, 2016 by the registrant to Nenter & Co., Inc.
4.08	Form of Stockholder Agreement between the registrant, on the one hand, and Vivo Capital Fund VIII, L.P. and Vivo Capital Surplus Fund VIII, L.P., on the other hand (found at Exhibit C, herein)
4.09	Amended and Restated Stockholder Agreement, dated August 7, 2017, between registrant and DSM International B.V.*
5.01	Opinion of Fenwick & West LLP regarding the Shares
10.01	Securities Purchase Agreement, dated December 6, 2018, among the registrant and the investors named therein
10.02	Form of Securities Purchase Agreement, dated May 8, 2017, among the registrant and the investors named therein
10.03	Securities Purchase Agreement, dated May 31, 2017, between the registrant and the investor named therein
10.04	Securities Purchase Agreement, dated August 2, 2017, between the registrant and DSM International B.V.
10.05	Securities Purchase Agreement, dated November 19, 2018, between the registrant and DSM International B.V.
10.06	Form of Indemnity Agreement between registrant and its directors and executive officers
23.01	Consent of KPMG LLP, independent registered public accounting firm
23.02	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm
23.03	Consent of Fenwick & West LLP (included in Exhibit 5.01)
24.01	Power of Attorney

_________________________

* Portions of this exhibit, which have been granted confidential treatment by the Securities and Exchange Commission, have been omitted.

II-3

ITEM 17.	UNDERTAKINGS

(a)  The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or a prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

II-4

(b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

II-5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on January 8, 2019.

AMYRIS, INC.

By:	/s/ John Melo
John Melo
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John Melo, Kathleen Valiasek and Nicole Kelsey, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Melo	Director, President and Chief Executive Officer	January 8, 2019
John Melo	(Principal Executive Officer)

/s/ Kathleen Valiasek	Chief Financial Officer	January 8, 2019
Kathleen Valiasek	(Principal Financial Officer)

/s/ Anthony Hughes	Chief Accounting Officer	January 8, 2019
Anthony Hughes	(Principal Accounting Officer)

/s/ Geoffrey Duyk	Director	January 8, 2019
Geoffrey Duyk

/s/ Philip Eykerman	Director	January 8, 2019
Philip Eykerman

/s/ Frank Kung	Director	January 8, 2019
Frank Kung

/s/ Steven Mills	Director	January 8, 2019
Steven Mills
/s/ Carole Piwnica	Director	January 8, 2019
Carole Piwnica

II-6

/s/ Christophe Vuillez	Director	January 8, 2019
Christophe Vuillez

/s/ HH Sheikh Abdullah bin Khalifa Al Thani	Director	January 8, 2019
HH Sheikh Abdullah bin Khalifa Al Thani

/s/ R. Neil Williams	Director	January 8, 2019
R. Neil Williams

/s/ Patrick Yang	Director	January 8, 2019
Patrick Yang

II-7